Exhibit 99.1

Obsidian Therapeutics and Galera Therapeutics Announce Merger Agreement and $350 Million Concurrent Private Placement

•	Combined company to operate as Obsidian Therapeutics, Inc. and to advance Obsidian’s pipeline of novel engineered TIL cell therapies for the treatment of patients with solid tumors.

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Obsidian’s lead product candidate, OBX-115, is a genetically engineered, autologous TIL cell therapy currently in a Phase 2 clinical trial for the treatment of advanced melanoma and a Phase 1 clinical trial for the treatment of non-small cell lung cancer (“NSCLC”).

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Concurrent private placement financing of $350 million expected to fund the combined company into the second half of 2028 and provide capital through multiple clinical data milestones expected in 2027, including NSCLC Phase 1 data (expected 1H 2027) and melanoma registration-enabling data (expected year-end 2027).

Cambridge, MA and Malvern, PA – April 14, 2026 – Galera Therapeutics, Inc. (“Galera”) (OTC: GRTX), a clinical-stage biopharmaceutical company focused on advancing a pan-NOS inhibitor through clinical development for patients with the hardest-to-treat forms of advanced breast cancer, and Obsidian Therapeutics, Inc. (“Obsidian”), a privately-held clinical-stage biopharmaceutical company harnessing novel protein-regulation technology to develop engineered tumor infiltrating lymphocyte, (“TIL”), cell therapies, today announced that they have entered into a definitive merger agreement to combine in an all-stock transaction. The combination will be accomplished by both companies becoming wholly owned subsidiaries of a newly formed company. Upon completion of the transaction, the combined company plans to operate under the name Obsidian Therapeutics, Inc. and will apply to trade on Nasdaq under the ticker symbol “OBX.”

In support of the transaction, Galera and Obsidian have secured commitments for an oversubscribed private placement financing that is expected to result in total gross proceeds of $350 million from a syndicate of new investors, including Balyasny Asset Management, Caligan Partners LP, Eventide Asset Management, Nantahala Capital, Octagon Capital, Redmile, Spruce Street Capital and Trails Edge Capital Partners, and with participation from current Obsidian investors, including Atlas Venture, Deep Track Capital, Foresite Capital, Janus Henderson Investors, Logos Capital, Novo Holdings A/S, Paradigm BioCapital Advisors, Pivotal bioVenture Partners, RA Capital Management, RTW Investments, TCGX and Wellington Management, among other leading investment management firms.

The private placement financing is expected to close immediately prior to completion of the proposed merger transaction. The combined company’s cash and cash equivalents balance at closing, including the funds from the private placement financing, is anticipated to fund the combined company’s operations into the second half of 2028 and provides runway through key clinical milestones for Obsidian’s lead product candidate, OBX-115. These include Phase 1 data from the ongoing NSCLC trial expected in the first half of 2027, and by year-end 2027, topline data from their melanoma registration-enabling trial. The combined company will also continue to support Galera’s pipeline.

“At Obsidian, we are striving to deliver a best-in-class TIL cell therapy developed using our proprietary protein-regulation technology,” said Madan Jagasia, M.D., Chief Executive Officer of Obsidian. “We believe OBX-115 offers an opportunity to provide patients with an improved TIL product and patient experience. This transaction and the support from leading life sciences investors will allow us to advance our development plans for OBX-115 in melanoma and NSCLC.”

Obsidian leverages their cytoDRIVE™ platform to develop engineered TIL cell therapies. OBX-115 is currently in a Phase 2 clinical trial for the treatment of advanced melanoma and a Phase 1 clinical trial for the treatment of NSCLC. OBX-115 is designed with regulatable membrane-bound IL15 (mbIL15), which drives TIL persistence, eliminates the need to dose toxic interleukin-2 (IL2), and enables outpatient administration of low-dose lymphodepletion. Furthermore, OBX-115 can be manufactured using tumor tissue procurement from an outpatient, minimally invasive core needle biopsy. OBX-115 has been granted Fast Track and Regenerative Medicine Advanced Therapy designations from the U.S. Food and Drug Administration for the treatment of patients with unresectable or metastatic melanoma that is resistant to immune checkpoint inhibitor therapy.

“We believe this transaction with Obsidian is the best path forward for Galera and look forward to the combined company’s success,” said J. Mel Sorensen, M.D., Chief Executive Officer of Galera. “Obsidian’s pipeline of novel engineered TIL cell therapies and its promising lead product candidate, OBX-115, offer near-term, value creating milestones for Galera stockholders. In addition, Galera stockholders will retain a contingent value right for 95% of all future milestones for up to 10 years arising out of its October 2025 Asset Purchase Agreement with Biossil.ai for its dismutase mimetics.”

About the Proposed Transaction

Under the terms of the merger agreement, as of the closing of the proposed transaction, the pre-closing Galera stockholders (other than those investors participating in the private placement financing) are expected to own approximately 1.8% of the combined company, the pre-closing Obsidian stockholders are expected to own approximately 53.2% of the combined company, and investors in the private placement financing are expected to own approximately 45.0% of the combined company. The percentage of the combined company that Galera’s stockholders will own as of the closing of the proposed transaction is subject to adjustment based on the estimated amount of Galera’s net cash immediately prior to the closing date.

The pre-closing Galera stockholders (other than those investors participating in the private placement financing) are expected to receive one contingent value right for each outstanding share of Galera common stock held by such stockholder, representing the right to receive contingent payments upon the occurrence of certain events (including receipt of milestone proceeds under the Biossil.ai agreement).

The transaction has received approval by the Board of Directors of both companies and is expected to close by the third quarter of 2026, subject to certain closing conditions, including, among others, approval by the stockholders of each company, the effectiveness of a registration statement to be filed with the U.S. Securities and Exchange Commission (the “SEC”) to register the securities to be issued in connection with the proposed acquisitions of Obsidian and Galera and the satisfaction of other customary closing conditions.

The combined company plans to operate under the name Obsidian Therapeutics, Inc. and will be led by Madan Jagasia, M.D., Obsidian’s current Chief Executive Officer. Obsidian’s Board of Directors will become directors of the combined company, chaired by Maria Fardis, Ph.D., M.B.A., Chief Executive Officer of Lassen Therapeutics and AirNexis Therapeutics.

Leerink Partners is serving as exclusive financial advisor and Goodwin Procter LLP is serving as legal counsel to Obsidian. Leerink Partners, TD Cowen, Piper Sandler, William Blair and LifeSci Capital are acting as placement agents in connection with the concurrent private placement financing. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. is serving as legal counsel to the placement agents. Sidley Austin LLP is serving as legal counsel to Galera. Lucid Capital Markets is providing a fairness opinion to Galera’s Board of Directors.

About Obsidian Therapeutics

Obsidian Therapeutics, Inc. is a clinical-stage biopharmaceutical company harnessing novel protein-regulation technology to develop engineered TIL cell therapies for the treatment of patients with solid tumors. Obsidian’s proprietary cytoDRiVE™ platform is highly versatile and allows us to leverage drug responsive domains, or DRDs, to control protein function, with our initial focus on TIL cell therapies developed from this platform, or cytoTILs™. Obsidian is headquartered in Cambridge, MA. For more information, please visit www.obsidiantx.com .

About Galera Therapeutics

Galera Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on advancing a pan-NOS inhibitor through clinical development for patients with the hardest-to-treat forms of advanced breast cancer. It was historically focused on developing avasopasem, a small molecule dismutase mimetic, in combination with chemoradiotherapy, to reduce the toxicities of the conventional regimens in patients with head and neck cancer.

Additional Information and Where to Find It

In connection with the proposed transactions between Obsidian and Galera, Galera and the newly-formed company will file relevant materials with the SEC. The newly-formed company will file a registration statement on Form S-4 that will include a proxy statement or information statement and prospectus relating to the proposed transaction, which will constitute a proxy statement or information statement of Galera and a prospectus of the newly-formed company (the “Prospectus”). Galera and the newly-formed company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Prospectus or any other document which Galera or the newly-formed company may file with the SEC or send to stockholders of Galera or Obsidian in connection with the proposed transaction. The Prospectus will be mailed to stockholders of Galera. INVESTORS AND SECURITYHOLDERS OF GALERA ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROSPECTUS AND ALL OTHER DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GALERA, OBSIDIAN AND THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the registration statement and the Prospectus (when available) and other documents filed with the SEC by Galera or the newly-formed company through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Galera will be available free of charge on Galera’s website at www. galeratx.com.

No Offer or Solicitation

This communication is for informational purposes only and not intended to and does not constitute an offer to subscribe for, buy or sell, or the solicitation of an offer to subscribe for, buy or sell, or an invitation to subscribe for, buy or sell, any securities of Galera, Obsidian or the newly-formed company, or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Participants in the Solicitation

This communication is not a solicitation of a proxy from any security holder of Galera or Obsidian. However, Galera and Obsidian and each of their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Galera may be found in its Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the SEC on March 19, 2026 and its proxy statement for its 2026 annual meeting of stockholders, which was filed with the SEC on April 10, 2026. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in Prospectus and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning future clinical development activities, potential milestone payments, the merger transaction and completion of the concurrent private placement financing, the expected effects, perceived benefits or opportunities and related timing with respect thereto; expectations regarding or plans for the combined company’s pipeline, and the expectations regarding the use of proceeds from the concurrent private placement financing and cash runway expectations therefrom.

These forward-looking statements relate to Galera, Obsidian and the newly-formed company (together, “us” or “we”), our business prospects and our results of operations and are subject to certain risks and uncertainties posed by many factors and events that could cause our actual business, prospects and results of operations to differ materially from those anticipated by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those described under the heading “Risk Factors” included in Galera’s Annual Report on Form 10-K for the year ended December 31, 2025. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “aim,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. We undertake no obligation to revise any forward-looking statements in order to reflect events or circumstances that might subsequently arise, except as required by applicable law.

These forward-looking statements are based upon our current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation:

•	Statements about the synergies or benefits of the proposed transaction, including future financial and operating results, plans, objectives, expectations and intentions;

•	The anticipated timing of closing of the proposed transaction and the private placement financing;

•	Risks related to the combined company’s ability to correctly estimate its operating and other expenses and its cash runway;

•	The ability to retain key personnel;

•	Negative effects of the announcement or consummation of the proposed transaction on the market price of our capital stock and our operating results;

•	Risks relating to the value of shares of the newly-formed company to be issued in the proposed transaction;

•	Risks related to the newly-formed company’s ability to be listed on Nasdaq;

•	Risks related to the ability to obtain approval of the Galera stockholders;

•	Changes in capital resource requirements;

•	Risks related to our inability to obtain sufficient additional capital to continue to advance our product candidates;

•	Our and our collaborators’ ability to execute clinical programs for our product candidates;

•	Results of clinical trials with our product candidates; and

•	Our ability to obtain and maintain intellectual property rights and regulatory exclusivities.

For Obsidian Investor and Media Inquiries:

Caroline Code

VP Corporate Development & Investor Relations

ccode@obsidiantx.com

For Galera Investor and Media Inquiries:

Joel Sussman

Galera

610-725-1517

jsussman@galeratx.com